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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF STARBASE CORPORATION

                            NAME                                JURISDICTION OF ORGANIZATION
                            ----                                ----------------------------
Genitor Acquisition Corp....................................            Delaware
ObjectShare Inc.............................................            Delaware
Starbase Canada Limited.....................................     New Brunswick, Canada
Technology Builders, Inc....................................            Georgia
Technology Builders Limited.................................         United Kingdom
worldweb.net, Inc...........................................            Delaware
worldweb.net Europe Inc.....................................            Delaware